Exhibit 99.1

Dario Announces Pricing of a $23.5 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules

The financing was led by continued support of existing long-term institutional investors along with participation from a new global fundamental institutional investor

NEW YORK, July 22, 2026 /PRNewswire/ -- DarioHealth Corp. (NASDAQ: DRIO) (the “Company,” “DarioHealth” or “Dario”), a leading AI-powered healthcare technology company transforming the management of chronic conditions, today announced that it has entered into securities purchase agreements with current long term Dario institutional investors as well as new fundamental investors for the purchase and sale of 3,454,559 shares of common stock (or common stock equivalents in lieu thereof), at a price of $6.80 per share, in a registered direct offering priced at-the-market under Nasdaq rules (the “Offering”). A member of the Company’s Board of Directors participated in the Offering by purchasing 14,430 shares of the Company’s common stock at a purchase price of $6.93 per share. The gross proceeds from the Offering are expected to be approximately $23.5 million, before deducting placement agent fees and other estimated Offering expenses.

The closing of the offering is expected to occur on or about July 23, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital, investments, acquisitions, and general corporate purposes.

The Offering was priced at-the-market under Nasdaq rules. Existing long-term Dario institutional investors are participating alongside new fundamental investors, reflecting continued support for the Company’s strategic direction and ongoing business transformation into an AI-powered platform for the management of multiple chronic conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The securities described above are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-294454) which became effective on March 27, 2026. The Offering is being made only by means of a prospectus which is part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the Offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC's website located at http://www.sec.gov. Additionally, when available, electronic copies of the prospectus supplement and the accompanying prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About DarioHealth Corp. (NASDAQ: DRIO)

DarioHealth Corp. (NASDAQ: DRIO) is an AI-powered healthcare technology company helping health plans, health systems and employers improve health outcomes while lowering the cost of care. The Company's integrated platform combines connected devices, personalized member engagement, AI-driven insights and provider-backed clinical care to support people living with conditions including diabetes, hypertension, weight management, musculoskeletal and behavioral health needs.

Powered by more than 13 billion proprietary longitudinal healthcare data points collected over more than a decade, Dario's AI platform personalizes care at the individual member level by analyzing biometric, clinical and behavioral data to deliver more timely and effective interventions. By combining engagement, clinical intelligence and care delivery within a single platform, Dario helps customers address multiple chronic conditions through one solution.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, the Company is using forward-looking statements in this press release when discussing the expected timing of the closing of the offering and the expected use of proceeds. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contacts

Michael Lipari

SVP Corporate Development

irteam@dariohealth.com

+1-201-785-6310

Rob Halpern

SVP Marketing

irteam@dariohealth.com